CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-76476, 2-79004, and 33-32700) of PORTEC, Inc. of our report dated February 18, 1997 appearing on page 33 of the 1996 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 16 of this Form 10-K.


   PRICE WATERHOUSE LLP
   Chicago, Illinois
   March 25, 1997









                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement of Portec, Inc. on Form S-8 of our report, dated February 21, 1997, on the financial statements of the Portec, Inc. Savings and Investment Plan for the years ended December 31, 1996 and 1995, appearing in this Annual Report on Form 10-K of Portec, Inc. for the year ended December 31, 1996.


   McGladrey & Pullen, LLP
   Schaumburg, Illinois
   March 17, 1997